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                                                                     Exhibit 21

                              The IT Group, Inc.
                             List of Subsidiaries

Beneco Enterprises, Inc.
Clean Horizons, LLC (Colorado)
Emcon, a California corporation
        ET Environmental, Inc.
        IT Alaska, Inc.
        Monterey Landfill Gas Corporation
        Wehran-New York, Inc.
        Organic Waste Technologies, Inc.
        EOC Corporation
        Advanced Analytical Solutions, Inc.
        Aquila Construction Company
        Wehran Puerto Rico
        National Earth Products, Inc.
        Keystone Recovery, Inc.
        American Landfill Supply Company
        So-Glen Gas Company, LLC
        LFG Specialties, Inc.
        Bellafontaine Gas Partners, LLC
        EMCON Industrial Services, Inc.
        Bellafontaine Leachate Services, LLC
        EMCON Engineering, Inc.
Fluor Daniel Environmental Services, Inc.
Gradient Corporation
Groundwater Technology, Inc.
Groundwater Technology Governments Services, Inc.
GTI Italia, S.R.I.
GT Engineering, P.C.
GTI Design Services, Inc., P.C.
International Technology Europe Ltd.
IT Administrative Services, LLC
IT Corporation
IT Corporation de Mexico, S.A. de C.V.
IT Corporation Limited (formerly IT-McGill Limited)
IT Corporation of North Carolina, Inc.
IT C&V Operations, Inc.
IT E&C Operations, Inc.
IT Environmental and Facilities, Inc.
IT Europe Pollution Control Engineering, Ltd.
    (formerly IT-McGill Pollution Control Systems, Ltd.)
IT Hanford, Inc.
IT Holdings Canada, Inc.
IT International Holdings, Inc.
IT International Investments, Inc.
IT International Operations, Inc.
IT Investment Holdings, Inc.
IT Iron Mountain Operations, LLC
IT Tulsa Holdings, Inc. (formerly IT-McGill Pollution Control Systems, Inc.) The IT Group Infrastructure & Environmental, Ltd.
Jellinek, Schwartz & Connolly, Inc.
        Sielken, Inc.
        JSC International, Inc.
        JSC International, Ltd.
KOHAP-IT, Ltd.
LandBank, Inc.
        LandBank Environmental Properties, LLC
        Restoration Venture LLC
        Remediation Enterprises LLC
        Kato Road LLC
        LandBank Remediation Corp.
        Hercules LLC
        Northeast Restoration Company, LLC
        Empire State I, LLC
        Empire State II, LLC
        The Dorchester Group
        37-02 College Point Boulevard, LLC
        LandBank Acquisition I, LLC
        LandBank Acquisition II, LLC
        LandBank Acquisition III, LLC
        Whippany Ventures I, LLC
        KIP I, LLC
        Otay Mesa Ventures I, LLC
        Jernee Mill Road, LLC
        Marconi Wartburg, LLC
OHM Corporation (Ohio)
Beneco Enterprises Inc.
OHM Remediation Services Corp.
OHM Remediation Services of Canada, Ltd.
Pacific Environmental Group, Inc.
Pacific Support Group, LLC
PHR Environmental Consultants, Inc.
Roche Ltee Groupe Conseil
        CFCL/Roche International
        Impressions Integrales, Inc.
        Les Consultants Argus, Inc.
        Rosaire Despres & Associes, Inc.
        Groupe-Conseil Forchemex, Inc.
        Roche Construction, Inc.
        A.C.T. International, Inc.
        Soderoc Development Ltee
        Roche Gestion S.P., Inc.
        Evimbec Ltee
        Roche International, Inc.
        Chevalier Hughes & Associates, Inc.
        Evaluation J.M. Fournier, Inc.
        Groupe-Conseil Saguenay, Inc.
Trident Facility Services, LLC
Universal Professional Insurance Company
W & H Pacific, Inc.
Enterprise Environmental & Earthworks, Inc.